EXHIBIT 5.1

Opinion of Bradley & Riley PC

Bradley & Riley PC

2007 First Avenue SE

PO Box 2804

Cedar Rapids, Iowa 52406-2804

Telephone 319-363-0101

May 21, 2008

United Fire & Casualty Company

118 Second Avenue, S.E.

Cedar Rapids, IA 52407

Re: United Fire & Casualty Company 2008 Stock Plan

             We have acted as counsel to United Fire & Casualty Company, an Iowa corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed pursuant to the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement relates to 900,000 shares of the Company’s common stock, par value $3.33 1/3 (the “Common Stock”), all of which may be issued in connection with awards granted pursuant to the Company’s 2008 Stock Plan.

             In connection with the above, we have reviewed the Registration Statement, the proceedings and resolutions of the Company’s Board of Directors, the Company’s Articles of Incorporation and all amendments thereto, the Company’s by-laws and all amendments thereto, and such other documents and matters as we have deemed relevant and appropriate as a basis for the opinion expressed herein, and we have made no effort to independently verify the facts set forth therein.

             On the basis of such review, and having regard to legal considerations that we deem relevant, it is our opinion that the Common Stock to be offered pursuant to the Registration Statement has been duly authorized and, when issued in accordance with the terms set forth in the 2008 Stock Plan and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable under the Iowa Business Corporation Act.

             Our opinion set forth above is based as to matters of law solely on applicable provisions of the laws of the State of Iowa, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Bradley & Riley PC